THIRD AMENDMENT AGREEMENT

AMENDMENT AGREEMENT ("AMENDMENT") dated as of March 18, 2016 to the Committed Facility Agreement dated April 7, 2014 between BNP Paribas Prime Brokerage International, Ltd. ("PBL") and First Trust New Opportunities MLP & Energy Fund ("CUSTOMER"), (the "AGREEMENT").

WHEREAS, the parties hereto desire to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual agreements provided herein, the parties agree to amend the Agreement as follows:

1.    AMENDMENT TO SECTION 1 "FUNDING EVENT" DEFINITION

      The parties agree to amend the definition of "Funding Event" in Section 1 of the Agreement to replace the beginning date of the period specified therein with the date of this Amendment.

2.    MISCELLANEOUS

      (a) DEFINITIONS. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

      (b) ENTIRE AGREEMENT. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto.

      (c) COUNTERPARTS. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

      (d) HEADINGS. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

      (e) GOVERNING LAW. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

                            (Signature page follows)


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IN WITNESS WHEREOF the parties have executed this Amendment with effect from the first date specified on the first page of this Amendment.

BNP PARIBAS PRIME BROKERAGE              FIRST TRUST NEW OPPORTUNITIES MLP
INTERNATIONAL, LTD.                      & ENERGY FUND

  /s/ Jeffrey Lowe                         /s/ James M. Dykas
---------------------------------        ---------------------------------
Name: Jeffrey Lowe                       Name: James M. Dykas
Title: Managing Director                 Title: President and CEO


  /s/ JP Muir
---------------------------------
Name: JP Muir
Title: Managing Director